UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

Kibush Capital Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-55256	57-1218088
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

c/o McGee Law Firm, LLC

5635 N. Scottsdale Road, Suite 170

Scottsdale, Arizona 85250

Phone: +(61) 3 9846 4288

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

[ ]	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On August 21, 2017, Kibush Capital Corporation (the “Company”) was notified by DLL CPAs, LLC (“Former Auditor”) of its decision to discontinue the performance of public company audit services and of its resignation, effective August 24, 2017, as the Company’s independent registered public accounting firm. DLL CPA’s resignation was accepted by the Company’s Board of Directors.

The reports of the Former Auditor on the Company’s consolidated financial statements for the Company’s fiscal years ended September 30, 2016 and 2015 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the audit report of the Former Auditor for fiscal years ended September 30, 2016 and 2015 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended September 30, 2016 and 2015, and for the subsequent period through the date of this report, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Company has provided the Former Auditor with a copy of the foregoing disclosure, and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from the Former Auditor addressed to the Securities and Exchange Commission dated as of August 28, 2017 is filed as Exhibit 16.1 to this Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1 – Letter from DLL CPAs, LLC

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SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kibush Capital Corporation

Dated: August 29, 2017	By:	/s/ Warren Sheppard
Warren Sheppard
President/CEO

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